SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. _______)

Check the appropriate box:

[ ]	Preliminary information statement	[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d) (2)).

X	Definitive information statement

Optimum Fund Trust

(Name of Registrant as Specified in Its Charter)

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X	No fee required

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(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

OPTIMUM FUND TRUST

OPTIMUM FIXED INCOME FUND

2005 Market Street
Philadelphia, PA 19103-7094

INFORMATION STATEMENT

This Information Statement is being furnished on behalf of the Board of Trustees (“Trustees” or “Board”) of Optimum Fund Trust (the “Trust”) to inform shareholders of Optimum Fixed Income Fund (the “Fund”) about recent changes related to the Fund’s sub-advisory arrangements. The changes were approved by the Board on the recommendation of the Fund’s investment manager, Delaware Management Company (“DMC” or the “Manager”), without shareholder approval as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”). WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

A Notice of Internet Availability of Information Statement relating to this Information Statement (“Notice”) was mailed beginning on or about May 30, 2019 to shareholders of record of the Fund as of May 1, 2019 (the “Record Date”). The Information Statement is being made available on the Fund’s website at optimummutualfunds.com/lit on or about May 30, 2019 until at least Dec. 31, 2019. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting your participating securities dealer or other financial intermediary or, if you own Fund shares directly through the Fund’s service agent, by calling the Fund’s service agent toll free at 800 914-0278.

INTRODUCTION

The Manager is the investment manager to each series of the Trust, including the Fund. Pursuant to “manager of managers” authority, the Manager, subject to approval by the Board, is permitted to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as investment advisor or sub-advisor of the fund. In order to use the “manager of managers” authority discussed above, the Manager, the Trust, and certain affiliates requested and received an exemptive order from the SEC on Jan. 17, 2017 (the “SEC Order”). The SEC Order exempts the Manager, the Trust and other affiliates from certain of the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Board, subject to certain conditions, to appoint new sub-advisors and approve new sub-advisory agreements on behalf of the Trust without shareholder approval. The Manager has ultimate responsibility (subject to oversight by the Board) to supervise the sub-advisors and recommend the hiring, termination, and replacement of the sub-advisors to the Board.

Consistent with the terms of the SEC Order, the Board, including a majority of the Trustees who are not “interested persons” of the Trust or of the Manager (the “Independent Trustees”), approved the appointment of Macquarie Investment Management Austria Kapitalanlage AG (“MIMAK”), Macquarie Investment Management Europe Limited (“MIMEL”), and Macquarie Investment Management Global Limited (“MIMGL”) to provide certain sub-advisory services to the Fund (each, a “Sub-Advisor” and collectively, the “Sub-Advisors”). MIMAK, MIMEL, and MIMGL are affiliates of the Manager. The sub-advisory agreements between each of MIMAK, MIMEL, and MIMGL, and DMC, on behalf of the Fund (the “Sub-Advisory Agreements”) are described in further detail below.

The Trust and the Manager have agreed to comply with certain conditions when acting in reliance on the relief granted in the SEC Order. These conditions require, among other things, that, within ninety (90) days of hiring a new sub-advisor, the affected fund will notify the shareholders of the fund of the changes. The Notice provides such notice of the changes and this Information Statement presents additional details regarding MIMAK, MIMEL, and MIMGL and the Sub-Advisory Agreements.

THE INVESTMENT MANAGER AND OTHER SUB-ADVISOR

The Manager is located at 2005 Market Street, Philadelphia, PA 19103-7094, and is a series of Macquarie Investment Management Business Trust, which is an indirect subsidiary of Macquarie Management Holdings, Inc. (“MMHI”), which in turn is an indirect subsidiary, and subject to the ultimate control, of Macquarie Group Limited (“Macquarie”). The Manager is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended.

The Manager provides investment advisory services to the Fund pursuant to an investment management agreement dated Jan. 4, 2010 between the Trust and the Manager (the “Management Agreement”). The Management Agreement was most recently renewed by the Board, including a majority of the Independent Trustees, at a meeting on Sept. 21, 2018. The Trust employs the Manager to generally manage the investment and reinvestment of the assets of the Fund. In so doing, the Manager may hire one or more sub-advisors to carry out the investment program of the Fund, subject to the approval of the Board. The Manager continuously reviews and supervises the investment program of the Fund. The Manager furnishes regular reports to the Board regarding the investment program and performance of the Fund.

Pursuant to the Management Agreement, the Manager has full discretion and responsibility, subject to the overall supervision of the Board, to select and contract with one or more investment sub-advisors, to manage the investment operations and composition of the Fund, and to render investment advice for the Fund, including the purchase, retention, and disposition of investments, securities and cash held by the Fund. The Management Agreement obligates the Manager to implement decisions with respect to the allocation or reallocation of the Fund’s assets among one or more current or additional sub-advisors, and to monitor the sub-advisors’ compliance with the Fund’s investment objectives, policies, and restrictions. Under the Management Agreement, the Trust will bear the expenses of conducting its business. In addition, the Manager pays the salaries of all officers and Trustees of the Trust who are officers, directors, or employees of the Manager or its affiliates.

For these services, the Fund pays the Manager a fee calculated at an annual rate of 0.60% on average daily net assets up to $500 million; 0.55% on average daily net assets from $500 million to $1 billion; 0.50% of average daily net assets from $1 billion to $1.5 billion; 0.45% of average daily net assets from $1.5 billion to $2 billion; 0.425% of average daily net assets from $2 billion to $2.5 billion; 0.40% of average daily net assets from $2.5 billion to $5 billion; and 0.375% of average daily net assets over $5 billion. The Manager has contractually agreed to waive all or a portion of its investment advisory fees and/or pay/reimburse expenses of the Fund to the extent that the Fund’s expenses (excluding any 12b-1 fees, acquired fund fees and expenses, taxes, interest, short sale dividend and interest expenses, brokerage fees, certain insurance costs, and non-routine expenses or costs, including, but not limited to, those relating to reorganizations, litigation, conducting shareholder meetings, and liquidations) exceed 0.85% of the Fund’s average daily net assets from July 27, 2018 through July 29, 2019. After giving effect to the fee waiver and expense reimbursements, the Manager received advisory fees of $10,258,511 from the Fund for the fiscal year ended Mar. 31, 2018. For the fiscal year ended Mar. 31, 2018, the Manager paid $2,482,317 to the Fund’s other sub-advisor, Pacific Investment Management Company (“PIMCO”).

The key executives and each trustee of the Manager and their principal occupations are: Shawn K. Lytle, Chief Executive Officer and President; Roger A. Early, Trustee/Executive Director, Head of Fixed Income–America; David F. Connor, Trustee and Senior Vice President/ General Counsel/Secretary; Richard Salus, Global Head of Fund Administration/Trustee; Brian L. Murray, Senior Vice President/Global Chief Compliance Officer; and Dominic B. Janssens, Global Chief Operations Officer. The address of each person listed is 2005 Market Street, Philadelphia, PA 19103-7094.

PIMCO, located at 650 Newport Center Drive, Newport Beach, CA 92660, was founded in 1971. As of Mar. 31, 2018, PIMCO had approximately $1.77 trillion in assets under management, including $1.35 trillion in third-party client assets. PIMCO has held its Fund responsibilities since Apr. 2010.

THE NEW SUB-ADVISORS

MIMAK, located at Kaerntner Strasse 28, 1010 Vienna, Austria, is an affiliate of the Manager and a part of Macquarie Investment Management (“MIM”). MIM is the marketing name for certain companies comprising the asset management division of Macquarie Group Limited. As of Dec. 31, 2018, MIM managed more than $234.5 billion in assets for institutional and individual clients.

Although MIMAK serves as a sub-advisor, the Manager has ultimate responsibility for all investment advisory services. The Manager may seek investment advice and recommendations from MIMAK and the Manager may also permit MIMAK to execute Fund security trades on behalf of the Manager and exercise investment discretion for securities in certain markets where DMC believes it will be beneficial to utilize MIMAK’s specialized market knowledge. The Manager has entered into a separate sub-advisory agreement with MIMAK and compensates MIMAK out of the investment advisory fees it receives from the Fund. There will be no increase in the advisory fees paid by the Fund to the Manager as a consequence of the appointment of MIMAK and the implementation of the Sub-Advisory Agreement. The Sub-Advisory Agreement between MIMAK and the Manager is dated May 20, 2019.

MIMAK does not serve as an investment advisor or sub-advisor to any registered investment company which has an investment objective similar to the Fund’s investment objectives.

The names and principal occupations of the principal executive officers and/or directors of MIMAK are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MIMAK, is Kaerntner Strasse 28, 1010 Vienna, Austria:

Name	Position
Rene Kreisl	Chief Compliance Officer and Director
Gerhard Aigner	Director
Konrad Kontriner	Director

MIMEL, located at 28 Ropemaker Street, London, England, is an affiliate of the Manager and a part of MIM. MIM is the marketing name for certain companies comprising the asset management division of Macquarie Group Limited. As of Dec. 31, 2018, MIM managed more than $234.5 billion in assets for institutional and individual clients.

Although MIMEL serves as a sub-advisor, the Manager has ultimate responsibility for all investment advisory services. The Manager may seek investment advice and recommendations from MIMEL and the Manager may also permit MIMEL to execute Fund security trades on behalf of the Manager and exercise investment discretion for securities in certain markets where DMC believes it will be beneficial to utilize MIMEL’s specialized market knowledge. The Manager has entered into a separate sub-advisory agreement with MIMEL and compensates MIMEL out of the investment advisory fees it receives from the Fund. There will be no increase in the advisory fees paid by the Fund to the Manager as a consequence of the appointment of MIMEL and the implementation of the Sub-Advisory Agreement. The Sub-Advisory Agreement between MIMEL and the Manager is dated May 20, 2019.

MIMEL does not serve as an investment advisor or sub-advisor to any registered investment company which has an investment objective similar to the Fund’s investment objectives.

The names and principal occupations of the principal executive officers and/or directors of MIMEL are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MIMEL, is 28 Ropemaker Street, London, England:

Name	Position
David Fass	Director
Stephen Haswell	Director
Graham McDevitt	Director
Alison Wood	Chief Compliance Officer
Kathryn Burgess	Director

MIMGL, located at 50 Martin Place, Sydney, Australia, is an affiliate of the Manager and a part of MIM. MIM is the marketing name for certain companies comprising the asset management division of Macquarie Group Limited. As of Dec. 31, 2018, MIM managed more than $234.5 billion in assets for institutional and individual clients.

Although MIMGL serves as a sub-advisor, the Manager has ultimate responsibility for all investment advisory services. The Manager may seek investment advice and recommendations from MIMGL and the Manager may also permit MIMGL to execute Fund security trades on behalf of the Manager and exercise investment discretion for securities in certain markets where DMC believes it will be beneficial to utilize MIMGL’s specialized market knowledge. The Manager has entered into a separate sub-advisory agreement with MIMGL and compensates MIMGL out of the investment advisory fees it receives from the Fund. There will be no increase in the advisory fees paid by the Fund to the Manager as a consequence of the appointment of MIMGL and the implementation of the Sub-Advisory Agreement. The Sub-Advisory Agreement between MIMGL and the Manager is dated May 20, 2019.

MIMGL does not serve as an investment advisor or sub-advisor to any registered investment company which has an investment objective similar to the Fund’s investment objectives.

The names and principal occupations of the principal executive officers and/or directors of MIMGL are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MIMGL, is 50 Martin Place, Sydney, Australia:

Name	Position
Megan Aubrey	Director
Brett Lewthwaite	Director
Grant Stephens	Director
Bruce Terry	Director
Nicholas Allton	Chief Legal Officer
Kean Lim	Chief Compliance Officer
Rajiv Gohil	Director

ADDITIONAL SERVICES TO BE PROVIDED BY AFFILIATES UNDER SUB-ADVISORY ARRANGEMENTS FOR THE FUND

The Sub-Advisory Agreements were approved by the Board. Under the Sub-Advisory Agreements, and in accordance with applicable laws and regulations, MIMAK, MIMEL, and MIMGL agree to provide the Manager with all books and records relating to the transactions it executes and render for presentation to the Board such reports as the Board may reasonably request. The Sub-Advisory Agreements provide for the Manager to pay MIMAK, MIMEL, and MIMGL a fee based on the extent to which a Sub-Advisor provides services to the Fund. MIMAK, MIMEL, and MIMGL are compensated from the fees that the Manager receives from the Fund.

The Sub-Advisory Agreements may be terminated at any time, without the payment of a penalty, by: (i) the Manager with written notice to MIMAK, MIMEL, and/or MIMGL; (ii) the Trust pursuant to action by the Board or pursuant to the vote of a majority of the outstanding voting securities of the Fund, with written notice to MIMAK, MIMEL, and/or MIMGL; or (iii) MIMAK, MIMEL, or MIMGL with written notice to the Manager and the Trust, each on not less than 60 days’ notice to the required parties.

The Sub-Advisory Agreements provide that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its duties, each of MIMAK, MIMEL, or MIMGL, any of their affiliates, or any of their controlling persons, members, officers, directors, employees or agents, will not be liable for any action or omission connected with rendering services, or for any losses that may be sustained in connection with its activities as Sub-Advisor to the Fund.

THE MANAGER’S RECOMMENDATION AND THE BOARD’S CONSIDERATIONS

In reaching the decision to approve the Sub-Advisory Agreements, the Board considered and reviewed information about each of MIMEL, MIMAK, and MIMGL, including its personnel, operations and financial condition. The Board also reviewed material furnished by DMC in advance of the meeting, including: a memorandum from DMC reviewing the Sub-Advisory Agreements and the various services proposed to be rendered by MIMEL, MIMAK, and MIMGL; information concerning MIMEL’s, MIMAK’s, and MIMGL’s organizational structure and the experience of their key investment management personnel; copies of MIMEL’s, MIMAK’s, and MIMGL’s Forms ADV, financial statements, compliance policies and procedures, and Codes of Ethics; relevant performance information provided with respect to MIMEL, MIMAK, and MIMGL; and a copy of the Sub-Advisory Agreements.

In considering such information and materials, the Independent Trustees received assistance and advice from and met separately with their independent counsel. While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s decision to approve the Sub-Advisory Agreements. This discussion of the information and factors considered by the Board (as well as the discussion above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board. In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.

Nature, extent, and quality of services. In considering the nature, extent and quality of the services to be provided by the Sub-Advisors, the Board reviewed the services to be provided by each Sub-Advisor pursuant to each Sub-Advisory Agreement and as described at the meeting. The Board reviewed materials provided by the Sub-Advisors regarding the experience and qualifications of the personnel who will be responsible for providing services to a portion of the Fund. The Board also considered relevant performance information provided with respect to each Sub-Advisor. In discussing the nature of the services proposed to be provided by the Sub-Advisors, it was observed that, unlike traditional sub-advisors who make all of the investment related decisions with respect to a sub-advised portfolio, the relationship between DMC (the Fund’s investment manager) and the Sub-Advisors as currently contemplated is primarily more of a collaborative effort between DMC and the Sub-Advisors and a cross pollination of investment ideas. The Board further noted the stated intention under the new Sub-Advisory Agreements that DMC would have the sole discretion to delegate portions of the implementation of the Fund’s strategy with respect to the portion of the portfolio managed by DMC to the Sub-Advisors who would be permitted to execute Fund trades and exercise investment discretion pursuant to that delegation and subject to DMC oversight. However, DMC and the Fund’s named portfolio managers will continue to retain principal responsibility for the Fund’s strategy and investment process and be primarily responsible for the day-to-day management of DMC’s portion of the Fund’s portfolio. Based upon these considerations, the Board was satisfied with the nature and quality of the overall services to be provided by the Sub-Advisors to the Fund and its shareholders and was confident in the abilities of the Sub-Advisors to provide quality services to the Fund and its shareholders.

Investment performance. In regards to the appointment of the Sub-Advisors for the Fund, the Board reviewed information on prior performance for the Sub-Advisors. In evaluating performance, the Board considered that the Sub-Advisors would provide investment advice and recommendations, including with respect to specific securities, but that DMC’s portfolio managers for the Fund would retain principal responsibility for the Fund’s strategy as described above. In addition, the Board considered that the Sub-Advisors would also execute Fund security trades on behalf of DMC and be permitted by DMC to exercise investment discretion for securities in certain markets where DMC wanted to utilize a Sub-Advisor’s specialized market knowledge.

Sub-advisory fees. The Board considered that DMC would pay the Sub-Advisors a sub-advisory fee based on the extent to which a Sub-Advisor provides services to the Fund as described in the Sub-Advisory Agreements. In considering the appropriateness of the sub-advisory fees, the Board also reviewed and considered the fees in light of the nature, extent and quality of the sub-advisory services to be provided by each Sub-Advisor, as more fully discussed above. The Board noted that the sub-advisory fees are paid by DMC to each Sub-Advisor and are not additional fees borne by the Fund, and that the management fee paid by the Fund to DMC would stay the same at current asset levels. The Board was provided with information showing an estimate of the sub-advisory fees to be paid to each Sub-Advisor based on a projection of Sub-Advisor allocations given certain historical investment trends, as well as information regarding the expected impact the sub-advisory arrangements would have on the profitability of DMC. The Board also noted that, given the collaborative nature of the services to be provided by the Sub-Advisors to the Fund, there were no comparable accounts and corresponding fees to which the Sub-Advisors were able to compare this arrangement. The Board concluded that, in light of the quality and extent of the services to be provided and the business relationships between DMC and the Sub-Advisors, the proposed fee arrangement was understandable and reasonable.

Profitability, economies of scale and fall out benefits. Information about each Sub-Advisor’s profitability from its relationship with the Fund was not available because it had not begun to provide services to the Fund. With regard to potential fall-out benefits derived or to be derived by the Sub-Advisors and their affiliates in connection with their relationship to the Fund, the Board considered the potential benefit to DMC and the Sub-Advisors of marketing a global approach on the portfolio management of their fixed income investment strategies. The Trustees also noted that economies of scale are shared with the Fund and its shareholders through investment management fee breakpoints in DMC’s fee schedule for the Fund so that as the Fund grows in size, its effective investment management fee rate declines.

GENERAL INFORMATION

Distributor

The Fund’s distributor, Delaware Distributors, L.P. (“Distributor”), located at 2005 Market Street, Philadelphia, PA 19103-7094, serves as the national distributor of the Trust’s shares under a Distribution Agreement dated Jan. 4, 2010. The Distributor is an affiliate of the Manager and bears all of the costs of promotion and distribution, except for payments by the Class A and Class C shares under their respective Rule 12b-1 Plans. The Distributor is an indirect subsidiary of MMHI, and, therefore, of Macquarie. The Distributor has agreed to use its best efforts to sell shares of the Fund. Shares of the Fund are offered on a continuous basis by the Distributor and may be purchased through authorized investment dealers. The Board annually reviews fees paid to the Distributor.

Transfer Agent, Administrator, and Fund Accountant

Delaware Investments Fund Services Company (“DIFSC”), located at 2005 Market Street, Philadelphia, PA 19103-7094, serves as the Trust’s shareholder servicing, dividend disbursing, and transfer agent. DIFSC provides fund accounting and financial administration oversight services to the Fund. Those services include overseeing the Fund’s pricing process, the calculation and payment of Fund expenses, and financial reporting in shareholder reports, registration statements, and other regulatory filings. Additionally, DIFSC manages the process for the payment of dividends and distributions and the dissemination of Fund net asset values and performance data. DIFSC is an affiliate of the Manager, and is an indirect subsidiary of MMHI and, therefore, of Macquarie.

The Bank of New York Mellon, located at 240 Greenwich Street, New York, NY 10286-0001, provides fund accounting and financial administration services to the Fund. Those services include performing functions related to calculating the Fund’s net asset value and providing financial reporting information, regulatory compliance testing and other related accounting services.

Payments to Affiliated Brokers

During the last fiscal year, the Fund did not pay any commissions to any affiliated broker.

Shares Outstanding

As of the Record Date, the Fund had 2,796,182.557 Class A, 9,635,895.847 Class C, and 238,444,408.687 Institutional Class shares outstanding.

Record of Beneficial Ownership

As of April 30, 2019, the Manager believes that there were no beneficial owners holding 5% or more of the total outstanding shares of any Class of shares of the Fund other than those listed on Exhibit A. As of April 30, 2019, the Manager believes that the Fund’s officers and Trustees directly owned less than 1% of the outstanding shares of each Class of the Fund.

Householding

Only one copy of the Notice may be mailed to households, even if more than one person in a household is a shareholder of record of the Fund as of the Record Date, unless the Trust has received instructions to the contrary. Additional copies of the Notice or copies of the Information Statement may be obtained, without charge, by contacting your participating securities dealer or other financial intermediary or, if you own Fund shares directly through the Fund’s service agent, by calling the Fund’s service agent toll free at 800 914-0278. If you do not want the mailing of the Notice or the Information Statement, as applicable, to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact your participating securities dealer or other financial intermediary or, if you own Fund shares directly through the Fund’s service agent, by calling the Fund’s service agent.

Financial Information

Shareholders can obtain a copy of the Fund’s most recent Annual and Semiannual Reports, without charge, by contacting their participating securities dealer or other applicable financial intermediary or, if a shareholder owns Fund shares directly through the Fund’s service agent, by calling the Fund’s service agent toll free at 800 914-0278.

EXHIBIT A

As of April 30, 2019, management believes the following shareholders held of record 5% or more of the outstanding shares of each class of the Fund.

		Total	Percentage
Class	Registration Address Block	Share Balance	of Fund
A	LPL FINANCIAL	2,691,454.967	96.34%
	OMNIBUS CUSTOMER
	ACCOUNT ATTN
	LINDSAY OTOOLE
	4707 EXECUTIVE DRIVE
	SAN DIEGO CA 92121

C	LPL FINANCIAL	9,350,250.745	97.05%
	OMNIBUS CUSTOMER
	ACCOUNT ATTN
	LINDSAY OTOOLE
	4707 EXECUTIVE DRIVE
	SAN DIEGO CA 92121

I	LPL FINANCIAL	235,673,772.069	98.81%
	OMNIBUS CUSTOMER
	ACCOUNT ATTN
	LINDSAY OTOOLE
	4707 EXECUTIVE DRIVE
	SAN DIEGO CA 92121

OPTIMUM FUND TRUST

OPTIMUM FIXED INCOME FUND

2005 Market Street
Philadelphia, PA 19103-7094

NOTICE OF INTERNET AVAILABILITY
OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet or by mail relating to Optimum Fixed Income Fund (the “Fund”), a series of Optimum Fund Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement, available online at: optimummutualfunds.com/lit.

The Information Statement details the approval of sub-advisors, Macquarie Investment Management Austria Kapitalanlage AG (“MIMAK”), Macquarie Investment Management Europe Limited (“MIMEL”), and Macquarie Investment Management Global Limited (“MIMGL”), to provide certain sub-advisory services to the Fund. A more detailed description of MIMAK, MIMEL, and MIMGL and their businesses, information about the sub-advisory agreements with MIMAK, MIMEL, and MIMGL, and the reasons the Board of Trustees (the “Board”) of the Trust approved MIMAK, MIMEL, and MIMGL as sub-advisors, are included in the Information Statement. MIMAK, MIMEL, and MIMGL are affiliates of Delaware Management Company (the “Manager”), the investment manager to each series of the Trust, including the Fund.

The Manager employs a “manager of managers” arrangement in managing the assets of the Trust. In connection therewith, the Trust and the Manager have received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC Order”), which permits the Manager, with the approval of the Board, to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval.

Pursuant to the SEC Order, this Notice of Internet Availability of Information Statement is being mailed beginning on or about May 30, 2019 to shareholders of record of the Fund as of May 1, 2019. The full Information Statement is available on the Fund’s website at optimummutualfunds.com/lit on or about May 30, 2019 until at least Dec. 31, 2019. A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting your participating securities dealer or other financial intermediary or, if you own Fund shares directly through the Fund’s service agent, by calling the Fund’s service agent toll free at 800 914-0278.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

LTR-901IS [--] 5/19	PO22262